Exhibit 10(a)81

                              THE SOUTHERN COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN















                                                               January 1, 1997

                              THE SOUTHERN COMPANY
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN





                    ARTICLE I - PURPOSE AND ADOPTION OF PLAN

         1.1 Adoption: Southern Company Services, Inc. hereby adopts and establishes The Southern Company Supplemental Executive Retirement Plan. The Plan shall be an unfunded deferred compensation arrangement whose benefits shall be paid solely from the general assets of the Company.

         1.2 Purpose: The Plan is designed to provide deferred compensation benefits primarily for a select group of management or highly compensated employees which are not otherwise payable under The Southern Company Pension Plan as a result of the exclusion of incentive pay from the definition of earnings set forth under such plan.

                            ARTICLE II - DEFINITIONS


         2.1 "Administrative Committee" shall mean the Retirement Board of the Pension Plan.

         2.2 "Affiliated Employer" shall mean any corporation which is a member of the controlled group of corporations of which The Southern Company is the common parent corporation which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         2.3 "Beneficiary" shall mean any person, estate, trust or organization entitled to receive any payment under the Plan upon the death of a Participant.

         2.4 "Board of Directors" shall mean the Board of Directors of the Company.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.6 "Company" shall mean Southern Company Services, Inc.

         2.7 "Effective Date" shall mean January 1, 1997.

         2.8 "Employee" shall mean any person who is employed by an Affiliated Employer excluding any persons represented by a collective bargaining agent.
         2.9 "Incentive Pay" shall mean the incentive award earned while an Employee, if any, under the terms of The Southern Company Performance Pay Plan, The Southern Company Productivity Improvement Plan, The Southern Company Executive Productivity Improvement Plan provided such incentive award was earned on and after January 1, 1994. If a person was formerly represented by a collective bargaining agent with respect to any corporation which is a member of the controlled group of corporations of which The Southern Company is the common parent and such person subsequently becomes an Employee, incentive awards described in the preceding sentence shall include awards earned on and after January 1, 1994 while represented by such collective bargaining agent.
         2.10 "Participant" shall mean an Employee or former Employee of an Affiliated Employer who is eligible to participate in the Plan pursuant to Sections 4.1 and 4.2.

         2.11 "Pension Plan" shall mean The Southern Company Pension Plan, as amended from time to time.

         2.12 "Plan" shall mean The Southern Company Supplemental Executive Retirement Plan, as amended from time to time.

         2.13 "Plan Year" shall mean the calendar year.

         2.14 "SERP Benefit" shall mean the benefit described in Section 5.1.

         2.15 "Supplemental Pension Benefit" shall mean the pension benefit, if any, that is payable to a Participant under a supplemental benefit plan of an Affiliated Employer (as such term is defined therein).

         Where the context requires, the definitions of all terms set forth in the Pension Plan shall apply with equal force and effect for purposes of interpretation and administration of the Plan, unless said terms are otherwise specifically defined in the Plan. The masculine pronoun shall be construed to include the feminine pronoun and the singular shall include the plural, where the context so requires.

                      ARTICLE III - ADMINISTRATION OF PLAN

         3.1 Administrator. The general administration of the Plan shall be placed in the Administrative Committee.

         3.2 Powers. The Administrative Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan more particularly set forth herein. The Administrative Committee shall have the discretionary authority to interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan. Any such determination by it shall be conclusive and binding on all persons. It may adopt such regulations as it deems desirable for the conduct of its affairs. It may appoint such accountants, counsel, actuaries, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan, and shall be the agent for the service of process.
         3.3        Duties of the Administrative Committee.
                    (a) The Administrative Committee is responsible for the daily administration of the Plan. It may appoint other persons or entities to perform any of its fiduciary functions. The Administrative Committee and any such appointee may employ advisors and other persons necessary or convenient to help it carry out its duties, including its fiduciary duties. The Administrative Committee shall have the right to remove any such appointee from his position. Any person, group of persons or entity may serve in more than one fiduciary capacity.
                    (b) The Administrative Committee shall maintain accurate and detailed records and accounts of Participants and of their rights under the Plan and of all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by persons designated by the Administrative Committee.
                    (c) The Administrative Committee shall take all steps necessary to ensure that the Plan complies with the law at all times. These steps shall include such items as the preparation and filing of all documents and forms required by any governmental agency; maintaining adequate Participants' records; recording and transmission of all notices required to be given to Participants and their Beneficiaries; the receipt and dissemination, if required, of all reports and information received from an Affiliated Employer; securing of such fidelity bonds as may be required by law; and doing such other acts necessary for the proper administration of the Plan. The Administrative Committee shall keep a record of all of its proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for proper administration of the Plan.
         3.4 Indemnification. The Company shall indemnify the Administrative Committee against any and all claims, losses, damages, expenses and liability arising from an action or failure to act, except when the same is finally judicially determined to be due to gross negligence or willful misconduct. The Company may purchase at its own expense sufficient liability insurance for the Administrative Committee to cover any and all claims, losses, damages and expenses arising from any action or failure to act in connection with the execution of the duties as Administrative Committee. No member of the Administrative Committee shall receive any compensation from the Plan for his service as such.

                            ARTICLE IV - ELIGIBILITY

         4.1 Eligibility Requirements. All Employees who are determined to be eligible to participate in the Plan in accordance with Section 4.2 whose benefits under the Pension Plan are limited by the exclusion of Incentive Pay from the definition of Earnings thereunder (or their spouses, as the case may be) shall be eligible to receive benefits under the Plan provided such Employees are (a) participating in the Plan at the time they terminate from an Affiliated Employer and are retirement eligible or (b) die while in active service while with an Affiliated Employer provided each such Employee's spouse is eligible to receive a survivor benefit under Article VII of the Pension Plan at each eligible Employee's death. Notwithstanding the foregoing sentence, any former Employee who is rehired by an Affiliated Employer on or after January 1, 1997, shall also be required to complete one (1) year of continuous paid service with an Affiliated Employer before being eligible to participate in the Plan.
         4.2 Determination of Eligibility. The Administrative Committee shall determine which Employees are eligible to participate. Upon becoming a Participant, an Employee shall be deemed to have assented to the Plan and to any amendments hereafter adopted. The Administrative Committee shall be authorized to rescind the eligibility of any Participant if necessary to ensure that the Plan is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended.

                              ARTICLE V - BENEFITS

         5.1        SERP Benefit.

         (a) Subject to Article XV of the Pension Plan, a Participant shall be entitled to a monthly SERP Benefit equal to:

                           (1) 1.70% of the Participant's Average Monthly Earnings multiplied by his years (and fraction of a year) of Accredited Service to his Retirement Date, death or other termination of service, including a Social Security Offset, as adjusted, if necessary, under the terms of the Pension Plan for commencement prior to the Participant's Normal Retirement Date; less

                           (2) such Participant's Retirement Income that is payable under the Pension Plan; less

                           (3)      such Participant's Supplemental Pension
                                    Benefit.

                    (b) For purposes of Section 5.1(a)(1), the Participant's Average Monthly Earnings shall be calculated based on the Participant's Earnings that are considered under the Pension Plan in calculating his Retirement Income, but without regard to the limitation of Section 401(a)(17) of the Code, and including the following additional amounts:
                                     (1)    any portion of such Participant's
                                            base pay that he may have elected to
                                            defer under The Southern Company
                                            Deferred Compensation Plan, but
                                            excluding Incentive Pay he deferred
                                            under such plan; and
                                     (2)    any Incentive Pay which was earned
                                            as of the applicable Plan Year in
                                            excess of 25% of the Participant's
                                            corresponding base pay for the
                                            applicable Plan Year determined
                                            under this Section 5.1(b).
In addition, to determine the Plan Years which produce the highest monthly average to calculate Average Monthly Earnings under the Plan, a Participant's Earnings should include those additional amounts provided for in Section 5.1(b).
                    (c) For purposes of Section 5.1(a)(1), the Participant's years of Accredited Service shall include any deemed Accredited Service provided under the terms of any agreement concerning supplemental pension payments between the Participant and an Affiliated Employer.
                    (d) To the extent that a Participant's Retirement Income under the Pension Plan is recalculated as a result of an amendment to the Pension Plan in order to increase the amount of his Retirement Income, the Participant's SERP Benefit shall also be recalculated in order to properly reflect such increase in determining payments of the Participant's SERP Benefit made on or after the effective date of such increase.
         5.2 Distribution of Benefits. A Participant's SERP Benefit, as determined in accordance with Section 5.1, shall be payable in monthly increments on the first day of the month concurrently with and in the same manner as the Participant's Retirement Income under the Pension Plan. The Beneficiary of a Participant's SERP Benefit shall be the same as the beneficiary of the Participant's Retirement Income under the Pension Plan.
         5.3 Allocation of SERP Benefit Liability. In the event that a Participant eligible to receive a SERP Benefit has been employed at more than one Affiliated Employer, the SERP Benefit liability shall be apportioned so that each such Affiliated Employer is obligated in accordance with Section 5.4 to cover the percentage of the total SERP Benefit as determined below. Each Affiliated Employer's share of the SERP Benefit liability shall be calculated by multiplying the SERP Benefit by a fraction where the numerator of such fraction is the pay, as defined by the Administrative Committee, received by the Participant at the respective Affiliated Employer multiplied by the Accredited Service earned by the Participant at the respective Affiliated Employer and where the denominator of such fraction is the sum of all numerators calculated for each respective Affiliated Employer for which the Participant has been employed. In the event that a Participant receives additional Accredited Service in accordance with Section 5.1(c), for purposes of determining liability under this Section 5.3, such Accredited Service shall be allocated to each Affiliated Employer which has contracted with the Participant in accordance with such contract and this allocation will be utilized to adjust the appropriate components of the fraction in the preceding sentence in determining each Affiliated Employer's share of the SERP benefit liability.
         5.4 Funding of Benefits. The Company shall not reserve or otherwise set aside funds for the payment of its obligations under the Plan, and such obligations shall be paid solely from the general assets of the Company.
         5.5 Withholding. There shall be deducted from the payment of any SERP Benefit due under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Participant or Beneficiary entitled to such payment.
                           ARTICLE VI - MISCELLANEOUS

         6.1 Assignment. Neither the Participant, his Beneficiary nor his legal representative shall have any rights to sell, assign, transfer or otherwise convey the right to receive the payment of any SERP Benefit due hereunder, which payment and the right thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payment under the Plan shall be null and void and of no effect.
         6.2 Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors, provided that no amendment or termination shall cause a forfeiture or reduction in any benefits accrued as of the date of such amendment or termination.
         6.3 No Guarantee of Employment. Participation hereunder shall not be construed as creating any contract of employment between an Affiliated Employer and a Participant, nor shall it limit the right of an Affiliated Employer to suspend, terminate, alter or modify, whether or not for cause, the employment relationship between the Affiliated Employer and a Participant.
         6.4 Construction. This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

         IN WITNESS WHEREOF, the Plan has been executed by duly authorized officers of Southern Company Services, Inc. pursuant to resolutions of the Board of Directors of Southern Company Services, Inc. this day of , 1997.


                                       SOUTHERN COMPANY SERVICES, INC.


                                       By:


ATTEST:


By: